Exhibit 99.1
ADDITIONAL MATERIAL FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of additional material federal income tax considerations with respect to our qualification as a REIT and the purchase, ownership, and disposition of our common or preferred shares. This discussion supplements and updates the discussions contained in the applicable prior prospectus under the heading “Material Federal Income Tax Considerations” and in any applicable prior prospectus supplement under the heading “Additional Material Federal Income Tax Considerations,” and supersedes such discussions to the extent inconsistent with such discussions. This discussion applies only to initial beneficial owners of our shares who purchase their shares at their issue price (as defined below) and who hold the shares as capital assets (generally property held for investment) within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based on the Code, income tax regulations promulgated thereunder, judicial decisions, published positions of the Internal Revenue Service (“IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This discussion is general in nature and is not exhaustive of all possible tax considerations, nor does the discussion address any state, local or foreign tax considerations or any U.S. tax considerations (e.g., estate, generation-skipping, or gift tax) other than U.S. federal income tax considerations, that may be applicable to particular shareholders. This discussion does not address all the tax consequences that may be relevant to specific shareholders in light of their particular circumstances (including shareholders that are directly or indirectly related to us) or to shareholders subject to special treatment under the Code, such as financial institutions, brokers, dealers in securities and commodities, insurance companies, certain former U.S. citizens or long-term residents, regulated investment companies, real estate investment trusts, tax-exempt organizations, controlled foreign corporations, passive foreign investment companies, persons subject to the alternative minimum tax, U.S. persons whose functional currency is not the U.S. dollar, persons that are, or that hold their shares through, partnerships or other pass-through entities, or persons that hold shares as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes. Except as specifically provided below with respect to Non-U.S. Holders (as defined in the applicable prior prospectus), the discussion is limited to beneficial owners of shares that are U.S. Holders. As supplemented and updated by this summary, and by the discussion in any applicable prospectus supplement, investors should review the discussion in the applicable prior prospectus under the heading “Material Federal Income Tax Considerations” for a more detailed summary of the federal income tax consequences of the purchase, ownership and disposition of our shares and our election to be subject to federal income tax as a REIT.
PROSPECTIVE INVESTORS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SHARES.
Delayed Implementation Date for Withholding Taxes on Certain Foreign Accounts
On September 18, 2015, the Internal Revenue Service issued a Notice with respect to the legislation discussed in the applicable prior prospectus under “Material Federal Income Tax Considerations-Reporting and Withholding on Foreign Financial Accounts.” This Notice extended the date on which withholding begins for gross proceeds withholding from January 1, 2017 to January 1, 2019. Prospective investors should consult their tax advisors regarding all aspects of this legislation.
Recent Legislation Affecting Taxation of Our Company
PATH Act Modification of Certain Rules Applicable to REITs
On December 18, 2015, President Obama signed into law the Consolidated Appropriations Act, 2016, an omnibus spending bill, with a division referred to as the Protecting Americans from Tax Hikes Act of 2015 (the “PATH Act”). The PATH Act modified a number of important rules regarding the taxation of REITs and their shareholders, including, among others, the following rules described below. The rules in the PATH Act were enacted with different effective dates, some of which are retroactive. Prospective investors are urged to consult their tax advisors regarding the implications of the PATH Act.
Reduction in Built-in Gains Period. For taxable years beginning in 2015 and later, the “built-in gains” period (i.e., the period during which gains from the sale or disposition of property acquired by a REIT from a C corporation in a tax-free merger or other carryover basis transaction is subject to C corporation tax) is reduced from ten years to five years. Subsequent to the enactment of the PATH Act the IRS enacted temporary Treasury regulations that extended the “built-in gains” period with respect to REITs from five years back to 10 years, applicable to acquisitions of assets in which a REIT’s basis in an asset is determined by reference to the basis of the assets in the hands of the transferor C corporation that occur on or after August 8, 2016 and on or before February 17, 2017. Pursuant to recently finalized Treasury regulations, the five-year recognition period applies to transactions that occur after February 17, 2017, and taxpayers may also apply the five-year recognition period to transactions that occurred on or after August 8, 2016 and on or before February 17, 2017.
Reduction in Permissible Holdings of the Securities of Taxable REIT Subsidiaries. For taxable years beginning after 2017, the percentage of our total assets that may be represented by securities of one or more taxable REIT subsidiaries is reduced from 25% to 20%.
Prohibited Transaction Safe Harbors. We are subject to a 100% tax on net income from “prohibited transactions,” i.e., sales of dealer property (other than “foreclosure property”). These rules also contain safe harbors under which certain sales of real estate assets will not be treated as prohibited transactions. Included among the requirements for the pre-PATH Act safe harbors is that (I) we do not make more than seven sales of property (subject to specified exceptions) during the taxable year at issue, (II) the aggregate adjusted bases (as determined for purposes of computing earnings and profits) of property (other than excepted property) sold during the taxable year does not exceed 10% of the aggregate bases in our assets as of the beginning of the taxable year, or (III) the fair market value of property (other than excepted property) sold during the taxable year does not exceed 10% of the fair market value of our total assets as of the beginning of the taxable year. If we rely on clause (II) or (III), substantially all of the marketing and certain development expenditures with respect to the properties sold must be made through an independent contractor. The PATH Act made the following changes to these safe harbors:
For taxable years beginning after December 18, 2015, clauses (II) and (III) are liberalized to permit us to sell properties with an aggregate adjusted basis (or fair market value) of up to 20% of the aggregate bases in (or fair market value of) our assets as long as the 10% standard is satisfied on average over the three-year period comprised of the taxable year at issue and the two immediately preceding taxable years.
For taxable years beginning after 2015, if we rely on clauses (II) or (III), marketing and development expenditures made through a taxable REIT subsidiary, as well as those made through an independent contractor, are included in the “substantially all” test described above.
TRS Operation of Foreclosure Property. For taxable years beginning after 2015, a taxable REIT subsidiary may operate property on which we have made a foreclosure property election without loss of foreclosure property status.
Modification to Preferential Dividend Rules. For distributions in taxable years beginning after 2014, the preferential dividend rules do not apply to “publicly offered REITs.” A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Securities Exchange Act of 1934. We are a publicly offered REIT.
Limitations on Designation of Dividends by REITs. The aggregate amount of dividends that we may designate as qualified dividend income or as capital gain dividends with respect to any taxable year beginning after 2015 cannot exceed the dividends actually paid by us during such year. In addition, the Secretary of the Treasury is authorized to prescribe regulations or other guidance requiring proportionality of the designation of particular types of dividends.
Debt Instruments of Publicly Offered REITs and Mortgages Treated as Real Estate Assets. The PATH Act provides that debt instruments issued by publicly offered REITs (as defined above) are treated as real estate assets for purposes of the 75% asset test. Income from such debt instruments is qualifying income for purposes of the 95% gross income test, but is not qualifying income for purposes of the 75% gross income test unless they would otherwise be treated as real estate assets. Under a new asset test, not more than 25% of the value of our assets can consist of debt instruments of publicly offered REITs unless they would otherwise be treated as real estate assets. These provisions are effective for taxable years beginning after 2015.
Asset and Income Test Clarification Regarding Ancillary Personal Property. Rent attributable to personal property which is leased under, or in connection with, a lease of real property, is treated as rents from real property for purposes of the 95% and 75% gross income tests if the rent attributable to the personal property for the taxable year does not exceed 15% of the total rent for the year for such real and personal property. The PATH Act extends this treatment to the 75% asset test by providing that, for taxable years beginning after 2015, personal property leased in connection with a lease of real property is treated as a real estate asset for purposes of the 75% asset test to the extent that rent attributable to such personal property meets the 15% test described above. In addition, for taxable years beginning after 2015, debt secured by a mortgage on both real and personal property qualifies as a real estate asset for purposes of the 75% asset test, and interest on such debt is qualifying income for purposes of both the 95% and 75% gross income tests, if the fair market value of the personal property securing the debt does not exceed 15% of the total fair market value of all property securing the debt.

Hedging Provisions. Income from hedging transactions that hedge certain REIT liabilities and currency risks is disregarded in applying the gross income tests. The PATH Act provides that for taxable years beginning after 2015, certain income from hedging transactions entered into to hedge existing hedging positions after any portion of the hedged indebtedness or property is disposed of will also be disregarded for purposes of the 95% and 75% gross income tests.
Modification of REIT Earnings and Profits Calculation. The PATH Act modified the special earnings and profits rules in the Code to ensure that shareholders, for taxable years after 2015, will not be treated as receiving taxable dividends from us that exceed our earnings and profits.
Treatment of Certain Services Provided by Taxable REIT Subsidiaries. For taxable years beginning after 2015, a 100% excise tax is imposed on “redetermined TRS service income,” which is income of a taxable REIT subsidiary attributable to services provided to, or on behalf of, us and which would otherwise be increased on distribution, apportionment, or allocation under the Code (i.e., as a result of a determination that the income was not arm’s length), except to the extent income is attributable to services provided to a tenant (which were already subject to the 100% excise tax).
Exceptions from FIRPTA for Certain REIT Stock Gains and Distributions. On or after December 18, 2015, the disposition of stock of a publicly traded REIT is not treated, under the Foreign Investment in Real Property Tax Act (“FIRPTA”), as a United States real property interest in the hands of a person who has not held more than 10% (increased from 5% under prior law) of the stock of such REIT during the applicable testing period. Similarly, on or after December 18, 2015, a distribution by a publicly traded REIT is not treated, under FIRPTA, as gain from the disposition of a United States real property interest for a person who has not held more than 10% (increased from 5% under prior law) of the stock of such REIT during the applicable testing period.
Stock of a REIT held (directly or through partnerships) by a “qualified shareholder” will not be a United States real property interest, and capital gain dividends from such a REIT will not be treated as gain from the sale of a United States real property interest, unless a person (other than a qualified shareholder) that holds an interest (other than an interest solely as a creditor) in such qualified shareholder owns, taking into account applicable constructive ownership rules, more than 10% of the stock of the REIT (an “applicable investor”). If the qualified shareholder has such an applicable investor, gains and REIT distributions allocable to the portion of REIT stock held by the qualified shareholder indirectly owned through the qualified shareholder by the applicable investor will be treated as gains from the sale of United States real property interests. For these purposes, a “qualified shareholder” is a foreign person which is in a treaty jurisdiction and satisfies certain publicly traded requirements, is a “qualified collective investment vehicle,” and maintains records on the identity of certain 5% owners. A “qualified collective investment vehicle” is a foreign person that is eligible for a reduced withholding rate with respect to ordinary REIT dividends even if such person holds more than 10% of the REIT’s stock, a publicly traded partnership that is a withholding foreign partnership that would be a United States real property holding corporation if it were a United States corporation, or is designated as a qualified collective investment vehicle by the Secretary of the Treasury and is either fiscally transparent within the meaning of the Code or required to include dividends in its gross income but entitled to a deduction for distributions to its investors. Finally, capital gain dividends and non-dividend redemption and liquidating distributions to a qualified shareholder that are not allocable to an applicable investor will be treated as ordinary dividends. These changes apply to dispositions and distributions on or after December 18, 2015.
Determination of Domestically Controlled REIT Status. In determining whether we are domestically controlled for purposes of the exception to FIRPTA for dispositions of domestically controlled REIT stock, we may presume that holders of less than 5% of a class of stock regularly traded on an established securities market in the United States are U.S. persons throughout the testing period, except to the extent that we have actual knowledge to the contrary. In addition, the PATH Act provides that any stock in a REIT held by another REIT that is publicly traded will be treated as held by a non-U.S. person unless the other REIT is domestically controlled, in which case the stock will be treated as held by a U.S. person. Finally, any stock in a REIT held by another REIT that is not publicly traded will only be treated as held by a U.S. person to the extent that U.S. persons hold (or are treated as holding under the new rules) the other REIT’s stock. These provisions were effective as of December 18, 2015.
FIRPTA Exception for Interests Held by Foreign Retirement or Pension Funds. “Qualified foreign pension funds” and entities that are wholly owned by a qualified foreign pension fund are exempted from FIRPTA and FIRPTA withholding. For these purposes, a “qualified foreign pension fund” is any trust, corporation, or other organization or arrangement if (i) it was created or organized under foreign law, (ii) it was established to provide retirement or pension benefits to participants or beneficiaries that are current or former employees (or persons designated by such employees) of one or more employers in consideration for services rendered, (iii) it does not have a single participant or beneficiary with a right to more than 5% of its assets or income, (iv) it is subject to government regulation and provides annual information reporting about its beneficiaries to the relevant tax authorities in the country in which it is established or operates, and (v) under the laws of the country in which it is established or operates, either contributions to such fund which would otherwise be subject to tax under such laws are deductible or excluded from the gross income of such fund or taxed at a reduced rate, or taxation of any investment income of such fund is deferred or such income is taxed at a reduced rate. This provision is effective for dispositions and distributions occurring after December 18, 2015.
Increase in Rate of FIRPTA Withholding. For sales of United States real property interests occurring after February 16, 2016, the FIRPTA withholding rate for dispositions of United States real property interests and certain distributions increases from 10% to 15%.
Bipartisan Budget Act Alteration of Rules Concerning Liability for Partnership Audit Adjustments
On November 2, 2015, President Obama signed into law the Bipartisan Budget Act of 2015 (the “Budget Act”). Among other things, the Budget Act changed the rules applicable to federal income tax audits of partnerships (including partnerships in which we are a partner) and the collection of any tax resulting from such audits or other tax proceedings. Under the new rules, the partnership itself must pay any “imputed underpayments,” consisting of delinquent taxes, interest, and penalties deemed to arise out of an audit of the partnership, unless certain alternative methods are available and the partnership elects to utilize them.
The new rule generally does not apply to audits of taxable years beginning before January 1, 2018. The Treasury has recently issued proposed regulations providing details of the new audit provisions. However, the timing and content of final regulations remains uncertain. Therefore, it is not clear at this time what effect this new legislation will have on us or our partnerships. However, it is possible that in the future, we and/or any partnership in which we are a partner could be subject to, or otherwise bear the economic burden of, federal income tax, interest, and penalties resulting from a federal income tax audit as a result of the changes enacted by the Budget Act.